                                                                       EXHIBIT 5


                           GERRISH & McCREARY, P.C.

                                  Attorneys

                         700 Colonial Road, Suite 200
                           Memphis, Tennessee 38117
                               P.O. Box 242120
                        Memphis, Tennessee 38124-2120
                          Telephone: (901) 767-0900
                          Telecopier:(901) 684-2339


January 23, 1996




Greene County Bancshares, Inc.
Main and Depot Streets
Greeneville, TN 37743

Gentlemen:

You have requested our opinion as to the legality of the shares of Common Stock to be issued by Greene County Bancshares, Inc. (the "Company") in connection with its offering of 6,000 shares of its Common Stock pursuant to a Registration Statement on Form S-2, as filed with the Securities and Exchange Commission (the "Offering").

Except as indicated below, we have examined such corporate records and other documents and have made such examinations of law as we have deemed relevant. Based on and subject to the above, and subject to the qualifications below, it is our opinion that the authorized and outstanding shares of Common Stock of the Company will be validly authorized and issued, fully paid and nonassessable when issued to purchasers of the Offering.

In arriving at this opinion, we have relied upon the corporation documentation of the Company, and our opinion is based upon the foregoing and upon such examination of federal and Tennessee laws (to which our opinion is limited) as we have deemed appropriate, and subject to the discussions and qualifications stated herein.

We hereby consent to the inclusion in whole or in part of, or reference to, this opinion in connection with the Registration Statement on Form S-2 regarding the shares of Common Stock of the Company, which has been filed with the Securities and Exchange Commission.

Very truly yours,


GERRISH & McCREARY, P.C.


/s/ Gerrish & McCreary, P.C.
----------------------------


mg